Exhibit 23.7

Consent of Qualified Person

In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures
§229.1302(b)(4)(iv) and §229.601(b)(23)

Report Description

Report titled “Technical Report Summary of a Definitive Feasibility Study of the Ewoyaa Lithium Project”
(“Report”)

Piedmont Lithium Inc.
(“Company”)

Ewoyaa Lithium Project
(“Deposit”)

February 26, 2024
(“Date of Report”)

Statement

I, Keith Muller, of Atlantic Lithium Ltd., confirm that:

●	In connection with the filing of the Registration Statement on Form S-3 of the Company (the “Registration Statement”), I consent to:
o
The incorporation by reference of the Technical Report Summary titled “Technical Report Summary of a Definitive Feasibility Study of the Ewoyaa Lithium Project in Ghana” (“TRS – Definitive Feasibility Study”) filed with the Company’s 10-K February 28, 2024 into the Registration Statement; and,

o
The use of the Atlantic Lithium Ltd. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study; and,

o
The information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into the Registration Statement.

●	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
●	I am a “Qualified Person” as defined by Regulation S-K, and to the activity for which I am accepting responsibility.
●	I have reviewed the Technical Report Summary to which this Consent Statement applies.
●
I am a full-time employee of Atlantic Lithium Ltd. who has been engaged by Piedmont Limited. Inc. to prepare the documentation for the Ewoyaa Lithium Project on which the Report is based, for the period ended on December 31, 2023.

I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation relating to:

●	Section 1 – Executive Summary
●	Section 2 – Introduction
●	Section 3 – Property Description
●	Section 4 – Accessibility, Climate, Local Resources, Infrastructure, Physiography
●	Section 15 – Infrastructure
●	Section 16 - Market Studies
●	Section 17 – Environmental Studies and Permitting
●	Section 18 – Capital and Operating Costs
●	Section 19 - Economic Model and Sensitivity Analysis
●	Section 20 – Adjacent Properties
●	Section 21 - Other Relevant Data and Information
●	Section 22 - Interpretation and Conclusions
●	Section 22 – Interpretation and Conclusions
●	Section 23 – Recommendations
●	Section 24 – References
●	Section 25 – Reliance on Information Provided by the Registrant

CONSENT

I consent to the incorporation by reference of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”) into the Registration Statement on Form S-3 of the Reporting Company.

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

●	The Reporting Company’s Annual Reports (10-K) for the next 12 months;
●	The Reporting Company’s Quarterly Reports for the next 12 months;
●	The Reporting Company’s Investor Presentations for the next 12 months;
●	The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
●	The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
●
Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Keith Muller	September 13, 2024
Signature of Competent Person	Date

FAusImm	314908
Professional Membership	Membership Number

/s/ Aristotle Xornam Kpornuvor	Aristotle Xornam Kpornuvor
Signature of Witness	Print Witness Name